Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,564,869
Unrealized Gain (Loss) on Market Value of Futures	(8,516,239)
Dividend Income	5,021
Interest Income	19,295
ETF Transaction Fees	700
Total Income (Loss)	$73,646

Expenses
General Partner Management Fees	$44,612
Professional Fees	16,103
Brokerage Commissions	8,659
Non-interested Directors' Fees and Expenses	474
Prepaid Insurance Expense	341
NYMEX License Fee	1,115
SEC & FINRA Registration Expense	3,945
Total Expenses	75,249
Expense Waiver	(16,897)
Net Expenses	$58,352
Net Income (Loss)	$15,294

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/16	$91,336,813
Withdrawals (200,000 Shares)	(5,460,935)
Net Income (Loss)	15,294

Net Asset Value End of Month	$85,891,172
Net Asset Value Per Share (3,050,000 Shares)	$28.16

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612